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                                                                    EXHIBIT 2(b)

                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER


                 THIS AMENDMENT NO. 1 to Agreement and Plan of Merger (the "Amendment") is made this 14th day of May, 1996, by and between Prime Bank, a Florida banking corporation ("Prime") and SouthTrust Bank of Florida, National Association, a national banking association ("ST-Bank") and joined in by SouthTrust of Florida, Inc., a Florida corporation ("ST-FL") and SouthTrust Corporation, a Delaware corporation ("SouthTrust").

                 WHEREAS, Prime, ST-Bank, ST-FL and SouthTrust wish to amend that certain Agreement and Plan of Merger dated April 19, 1996, by and between Prime and ST-Bank, joined into by ST-FL and SouthTrust (the "Merger Agreement") as set forth herein;

                 NOW, THEREFORE, in consideration of the premises and mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1.       Amendment to Section 2.2 .        The Merger
Agreement is hereby amended deleting Section 2.2 therein in its entirety and inserting in its place and stead the following:

               (a) As of the Effective Time of the Merger, all rights with respect to the Prime Shares issuable pursuant to the exercise of each then outstanding stock option (the "Prime Options") granted by Prime pursuant to stock option plans or employment agreements of Prime (the "Prime Stock Option Plans"), which are outstanding at the Effective Time of the Merger, whether or not each such Prime Option is then exercisable, shall be converted into and become rights with respect to SouthTrust Shares, and shall be assumed by ST-FL in accordance with the terms of the particular Prime Stock Option Plan under which such Prime Options were issued and the stock option agreement by which such Prime Options are evidenced. From and after the Effective Time of the Merger, (i) each Prime Option assumed by ST-FL hereunder may be exercised solely for SouthTrust Shares, which SouthTrust Shares, prior to the exercise of each Prime Option, either shall be transferred to ST-FL by SouthTrust or ST-FL shall purchase such SouthTrust Shares from SouthTrust in exchange for a purchase price in cash or its equivalent equal to the last sale price of the SouthTrust Shares, as reported by Nasdaq as of the last trading day prior




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               to the transfer of the SouthTrust Shares to ST-FL or, at ST-FL's election, the last trading day prior to the exercise of each such Prime Option, (ii) the number of SouthTrust Shares subject to such Prime Option shall be equal to the number of Prime
               Shares subject to such Prime Option immediately prior to the Effective Time of the Merger multiplied by the Conversion Ratio and (iii) the per share exercise price under each such Prime Option shall be adjusted by dividing the per share exercise price under each such Prime Option by the Conversion Ratio and rounding down to the nearest cent.

               (b) At all times after the Effective Time of the Merger, SouthTrust, in accordance with Section 2.2(a)(i) above, shall make available to ST-FL, and SouthTrust shall reserve for issuance such number of SouthTrust Shares as shall be necessary to permit the exercise of the Prime Options in the manner contemplated by this Agreement. At or prior to, or (at the election of SouthTrust) within a reasonable time after, the Effective Time of the Merger, SouthTrust shall file with the SEC a Registration Statement on Form S-8 (or any successor or other appropriate form) with respect to the SouthTrust Shares subject to the Prime Options, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any of the Prime Options remain outstanding. SouthTrust shall make any filings required under any applicable state securities laws to qualify the SouthTrust Shares subject to such Prime Options for resale thereunder.

               (c) The number of SouthTrust Shares subject to the Prime Options to be assumed by ST-FL hereunder and the exercise price thereof shall, from and after the Effective Time of the Merger, be subject to appropriate adjustment in the event of the occurrence of any transaction described in the last sentence of
               Section 2.1(b) hereof if the record date with respect to such transaction is on or after the Effective Time of the Merger.

               (d) It is intended that the foregoing assumption of Prime Options shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Code as to any stock option which is an incentive stock option as defined in
               Section 422 of the Code. All restrictions or limitations on transfer with respect to Prime Shares





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               awarded under a Prime Stock Option Plan ("Restricted Stock"), to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to the SouthTrust Shares into which such Restricted
               Stock is converted pursuant to this Agreement. Except as otherwise provided herein, (i) the provisions of the Prime Stock Option Plans that provide for the issuance or grant of any other interest in respect of the capital stock of Prime shall be deleted as of the Effective Time of the Merger and (ii) Prime shall take all reasonable steps to ensure that following the Effective Time of the Merger no holder of Prime Options shall have any right thereunder to acquire any equity securities of Prime.

               (e) Prime acknowledges that the holders of Prime Options who may become or be deemed to be executive officers or directors of SouthTrust after the Effective Time of the Merger may be subject to the short-swing sale restrictions of the Securities Exchange Act of 1934 and regulations promulgated thereunder.

               (f) At the election of SouthTrust, Prime shall procure from each holder of Prime Options, and shall deliver to ST-FL at the Closing, an executed acknowledgement of the treatment and disposition of such holder's Prime Options, as provided for under Section 2.2 of this Agreement.


                 2. Capitalized terms not defined herein shall have the meanings assigned to them in the Merger Agreement..

                 3. Except as expressly amended herein, all other terms and conditions of the Merger Agreement shall remain in full force and effect.





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                 IN WITNESS WHEREOF, the parties hereby have caused this
Amendment to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Amendment to be dated as of the day and year first above written.

[CORPORATE SEAL]
                                               PRIME BANK

                                    By: /s/ Calvin L. Cearely
                                        -------------------------------------
                                             Its President & CEO

ATTEST:

By: /s/ Barbara Redding
    ------------------------------
        Its Secretary


[CORPORATE SEAL]
                                       SOUTHTRUST BANK OF FLORIDA,
                                          NATIONAL ASSOCIATION

                                    By: /s/ Charles E. Hughes
                                        -------------------------------------
                                                Charles E. Hughes
                                             Its President and CEO
ATTEST:

By: /s/ Roger G. Clarke
    ------------------------------
       Roger G. Clarke
        Its Secretary

[CORPORATE SEAL]
                                       SOUTHTRUST OF FLORIDA, INC.

                                    By: /s/ Charles E. Hughes
                                        -------------------------------------
                                                Charles E. Hughes
                                             Its President and CEO
ATTEST:

By: /s/ Roger G. Clarke
    ------------------------------
       Roger G. Clarke
        Its Secretary






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[CORPORATE SEAL]
                                       SOUTHTRUST CORPORATION

                                    By: /s/ Alton E. Yother
                                       --------------------------------------
                                                 Alton E. Yother
                                            Its Senior Vice President
ATTEST:


By: /s/ Aubrey D. Barnard
    ------------------------------
          Aubrey D. Barnard
      Its Assistant Secretary






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